Filed Pursuant to Rule 424(b)(2)

Registration No. 333-159085

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
10.25% Cumulative Trust Preferred Securities	$1,000,000,000	$55,800.00(1)

(1)	The filing fee of $55,800.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated May 8, 2009)

Capital One Capital V

$1,000,000,000

10.25% Cumulative Trust Preferred Securities

(Liquidation amount $1,000 per trust preferred security)

Fully and unconditionally guaranteed, to the extent described below, by

Capital One Financial Corporation

Distributions are payable semi-annually, beginning February 15, 2010

Capital One Capital V, a subsidiary of Capital One Financial Corporation, will issue the cumulative trust preferred securities, or trust preferred securities. Capital One Capital V’s only assets will be the junior subordinated debt securities to be issued by Capital One Financial Corporation and having substantially the same payment terms as the trust preferred securities. Capital One Capital V can make distributions on the trust preferred securities only if Capital One Financial Corporation makes interest payments on the junior subordinated debt securities.

Distributions will accumulate from August 5, 2009. Distributions may be postponed for up to five years, but not beyond the maturity date of the junior subordinated debt securities held by Capital One Capital V. Capital One Capital V will pay distributions on the trust preferred securities only from the proceeds, if any, of interest payments on the junior subordinated debt securities. The junior subordinated debt securities will mature on August 15, 2039. At the option of Capital One Financial Corporation, the junior subordinated debt securities may be redeemed at any time after August 15, 2014 in whole or in part at the redemption price set forth herein. Upon such redemption an equal amount of trust preferred securities will be redeemed.

The junior subordinated debt securities will be subordinated to all existing and future senior and subordinated debt of Capital One Financial Corporation and effectively subordinated to all liabilities of our subsidiaries. As a result, the trust preferred securities also will be effectively subordinated to the same debt and liabilities. However, the junior subordinated debt securities will be senior to the junior subordinated debt securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV. As a result, the trust preferred securities also will be effectively senior to the preferred securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV.

Capital One Financial Corporation will guarantee the trust preferred securities to the extent described in this prospectus supplement.

See “Risk Factors ” beginning on page S-6 for a discussion of certain risks that you should consider in connection with an investment in the trust preferred securities.

These securities are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Commissions	Proceeds to Issuer
Per trust preferred security	$988.46	(1)	$12.50	$975.96
Total	$988,460,000	(1)	$12,500,000	$975,960,000
(1)	Your purchase price will also include any distributions accrued on the trust preferred securities since August 5, 2009, if any.

We expect to deliver the trust preferred securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about August 5, 2009.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Morgan Stanley

        Co-Managers

Credit Suisse	Deutsche Bank Securities	RBS

Wells Fargo Securities	The Williams Capital Group, L.P.

July 29, 2009

Prospectus Supplement
About This Prospectus Supplement	S-1
Summary	S-2
Risk Factors	S-6
Capital One Capital V	S-10
Capital One Financial Corporation	S-11
Capitalization	S-12
Accounting Treatment; Regulatory Capital	S-13
Summary of Terms of Trust Preferred Securities	S-14
Summary of Terms of Junior Subordinated Debt Securities	S-18
Guarantee of Trust Preferred Securities	S-24
Material United States Federal Income Tax Considerations	S-25
Underwriting	S-30
Validity of Securities	S-32
Where You Can Find More Information	S-32

Prospectus
About This Prospectus	1
Forward-Looking Statements	1
Where You Can Find More Information	2
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	5
Description of Debt Securities	6
Description of the Trust Preferred Securities	17
Description of the Junior Subordinated Debt Securities	28
Description of the Trust Preferred Securities Guarantees	37
Relationship among the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee	40
Description of Preferred Stock	42
Description of Depositary Shares	44
Description of Common Stock	45
Description of Purchase Contracts	49
Description of Warrants	50
Description of Units	52
The Trusts	53
Book-Entry Procedures and Settlement	55
Certain Legal Matters	58
Experts	58

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the trust preferred securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the securities being offered in two separate documents: (1) this prospectus supplement, which describes the specific terms of the trust preferred securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the trust preferred securities that are being offered by this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-32 of this prospectus supplement and page 2 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Capital One,” “we,” “our” or “us” in this prospectus supplement refer to Capital One Financial Corporation, a Delaware corporation, and references to “issuer” or “trust” refer to Capital One Capital V.

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the trust preferred securities and the related junior subordinated debt securities and guarantee. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the trust preferred securities and the related junior subordinated debt securities and guarantee as well as the other considerations that are important to you in making a decision about whether to invest in the trust preferred securities. You should pay special attention to the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 to determine whether an investment in the trust preferred securities is appropriate for you.

Capital One Financial Corporation

We are a diversified banking corporation whose principal subsidiaries, Capital One, N.A. and Capital One Bank (USA), N.A., offer a broad spectrum of financial products and services to consumers, small businesses, and commercial clients. For more information on Capital One and its subsidiaries, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Trust

Capital One Capital V is a Delaware statutory trust. It was created for the purpose of issuing the 10.25% trust preferred securities, which we refer to as the “trust preferred securities”, and engaging in the other transactions described in this prospectus supplement and the accompanying prospectus. The issuer trustees referred to on page 54 of the accompanying prospectus will conduct the business affairs of the issuer.

The Trust Preferred Securities

Each of the trust preferred securities will represent an undivided beneficial ownership interest in the assets of the issuer.

The issuer will sell the trust preferred securities to the public and its common securities to Capital One Financial Corporation. The issuer will use the proceeds from those sales to purchase $1,000,000,000 aggregate principal amount of 10.25% Junior Subordinated Debt Securities, which are a series of the junior subordinated debt securities referred to in the accompanying prospectus and which we refer to in this prospectus supplement as the “junior subordinated debt securities.” Capital One Financial Corporation will pay interest on the junior subordinated debt securities at the same rate and on the same dates as the issuer makes payments on the trust preferred securities. The issuer will use the payments it receives on the junior subordinated debt securities to make the corresponding payments on the trust preferred securities.

The issuer has the right to issue additional trust preferred securities of this series in the future. Any such additional trust preferred securities will have the same terms as the trust preferred securities being offered by this prospectus supplement but may be offered at a different offering price than the trust preferred securities being offered hereby. If issued, any such additional trust preferred securities will become part of the same series as the trust preferred securities being offered hereby.

Distributions

If you purchase trust preferred securities you will be entitled to receive cumulative cash distributions at the annual rate of 10.25% of the stated liquidation amount of $1,000 per trust preferred security (the “liquidation amount”). Distributions will accumulate from August 5, 2009. The issuer will make distribution payments on the trust preferred securities semi-annually in arrears, on each February 15 and August 15, beginning February 15, 2010 (we refer to these dates as “distribution dates”), unless those payments are deferred as described below.

Deferral of Distributions

We may elect, on one or more occasions, to defer the semi-annual interest payments on the junior subordinated debt securities for a period of up to 10 consecutive semi-annual periods. In other words, we can declare one or more interest payment moratoriums on the junior subordinated debt securities, each of which may last for up to five years. However, no interest deferral may extend beyond the stated maturity date of the junior subordinated debt securities.

If we exercise our right to defer interest payments on the junior subordinated debt securities, the issuer will also defer distribution payments on the trust preferred securities.

Although you will not receive distribution payments on the trust preferred securities if interest payments on the junior subordinated debt securities are deferred, interest will continue to accrue, compounded semi-annually on the junior subordinated debt securities, and deferred interest payments will accrue additional interest. As a result, additional distributions will continue to accumulate on the deferred distributions at the annual rate of 10.25%, compounded semi-annually.

If we defer payments of interest on the junior subordinated debt securities, the junior subordinated debt securities will be treated as being issued with original issue discount for U.S. federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your trust preferred securities in gross income for U.S. federal income tax purposes, prior to receiving any cash distributions.

Redemption of Trust Preferred Securities

The issuer will redeem the trust preferred securities and its common securities no later than August 15, 2039, the stated maturity date of the junior subordinated debt securities.

In addition, if we redeem any junior subordinated debt securities prior to their stated maturity date, the issuer will use the cash it receives to redeem, on a proportionate basis, an equal amount of trust preferred securities and common securities. For a description of our rights to redeem the junior subordinated debt securities, see “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Optional Redemption” and “—Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event” below.

Liquidation of the Issuer and Distribution of Junior Subordinated Debt Securities to Holders

We may dissolve the issuer at any time, subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

If we dissolve the issuer, after the issuer satisfies all of its liabilities as required by law, the issuer trustees will:

•	distribute the junior subordinated debt securities to the holders of the trust preferred securities; or

•

if the institutional trustee determines that a distribution of the junior subordinated debt securities is not practical, pay the liquidation amount of the trust preferred securities, plus any accumulated and unpaid distributions to the payment date, in cash.

The Junior Subordinated Debt Securities

Maturity and Interest

The junior subordinated debt securities will mature and must be repaid on August 15, 2039, which we refer to as the stated maturity date. They will bear interest at the annual rate of 10.25%. Interest on the junior subordinated debt securities will accrue from August 5, 2009. Capital One Financial Corporation will pay that interest semi-annually in arrears on February 15 and August 15 of each year (we refer to these dates as “interest payment dates”), beginning February 15, 2010, and at the stated maturity date. The distribution dates for the trust preferred securities correspond to the interest payment dates for the junior subordinated debt securities.

Ranking

The junior subordinated debt securities will constitute one series of the junior subordinated debt securities referred to in the accompanying prospectus and will be issued by Capital One Financial Corporation under the junior subordinated indenture referred to in the accompanying prospectus. The junior subordinated debt securities will be unsecured and will rank junior to all of Capital One Financial Corporation’s senior debt, as described in “Summary of the Terms of Junior Subordinated Debt Securities—Subordination”. As a result, the trust preferred securities also will be effectively subordinated to the same debt. However, the junior subordinated debt securities will be senior to the junior subordinated debt securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV. As a result, the trust preferred securities also will be effectively senior to the preferred securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV. As of June 30, 2009, we had outstanding $140 billion in debt, of which $138.5 billion ranked senior to the indebtedness evidenced by the junior subordinated debt securities.

Certain Payment Restrictions Applicable to Capital One Financial Corporation

During any period in which we have elected to defer interest payments on the junior subordinated debt securities, we generally may not make payments on our capital stock or on our debt securities or guarantees having the same rank as or ranking junior to the junior subordinated debt securities, subject to certain limited exceptions.

Redemption of Junior Subordinated Debt Securities

We may elect to redeem any or all of the junior subordinated debt securities at one or more times after August 15, 2014 for a make-whole price calculated as described under “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Optional Redemption” below. In addition, if certain changes occur relating to the tax or capital treatment of the trust preferred securities, we may elect to redeem all, but not less than all, of the junior subordinated debt securities for a price equal to their principal amount (plus accrued and unpaid interest). For a description of the changes that would permit such a redemption and the applicable redemption price, see “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event” below.

If required under the Federal Reserve’s capital rules, we will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above.

Events of Default

The following events are events of default with respect to the junior subordinated debt securities:

•	we fail to pay any installment of interest within 30 days after the due date, subject to our right to defer interest payments; or

•	we fail to pay principal or premium when due; or

•

we materially breach a covenant or warranty in the indenture and the breach continues for 90 days after written notice by the trustee under the indenture or holders of at least 25% of the principal amount of the junior subordinated debt securities; or

•

we fail to pay interest in full within 30 days after the conclusion of a period consisting of 10 consecutive semi-annual periods commencing with the earliest semi-annual period for which interest (including interest accrued on deferred payments) has not been paid in full; or

•	certain events occur involving our bankruptcy or reorganization.

Upon an event of default of the type described in the fourth bullet point above, the trustee under the indenture or the holders of at least 25% of the aggregate principal amount of the junior subordinated debt securities may declare all principal and interest on the junior subordinated debt securities immediately due and payable. If they fail to make that declaration, then the holders of a majority of the aggregate liquidation amount of the trust preferred securities may make that declaration or directly exercise certain rights and remedies under the indenture. Upon an event of default of the type described in the fifth bullet point above, the principal and interest on the junior subordinated debt securities will automatically, and without any declaration or other action on the part of the trustee under the indenture or any holder of the junior subordinated debt securities, become immediately due and payable. No event of default other than those in the fourth or fifth bullet points above will result in the principal amount of the junior subordinated debt securities being declared or becoming immediately payable.

Guarantee by Capital One Financial Corporation

We will fully and unconditionally guarantee payment of amounts due under the trust preferred securities on a subordinated basis and to the extent the issuer has funds available for payment of those amounts. We refer to this obligation as the “guarantee”. However, the guarantee does not cover payments if the issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the junior subordinated debt securities.

As issuer of the junior subordinated debt securities, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the trust preferred securities.

RISK FACTORS

Investing in the trust preferred securities involves risks, including the risks described below that are specific to the trust preferred securities and those that could affect us and our business. You should not purchase trust preferred securities unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any trust preferred securities, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

Risks Relating to Capital One

Compliance With New And Existing Laws And Regulations May Increase Our Costs, Reduce our Revenue, Limit Our Ability To Pursue Business Opportunities, And Increase Compliance Challenges.

There has been increased legislation and regulation with respect to the financial services industry in recent months, and we expect that oversight of our business will continue to expand in scope and complexity. A wide array of banking, consumer lending, and deposit laws apply to almost every aspect of our business. Failure to comply with these laws and regulations could result in financial, structural and operational penalties, including receivership. In addition, establishing systems and processes to achieve compliance with these laws and regulations may increase our costs and/or limit our ability to pursue certain business opportunities.

The Federal Reserve adopted amendments to Regulation AA (Unfair or Deceptive Acts or Practices) and Regulation Z (Truth in Lending), effective July 1, 2010, which limit or prohibit certain credit card practices and require increased disclosures for consumers. Among other things, the rules would prohibit an increase in the interest rates applied to existing credit card balances except in limited circumstances and prohibit the use of payment allocation methods that maximize interest charges.

In addition, the Credit Card Accountability Responsibility and Disclosure Act of 2009 (“Credit CARD Act of 2009”) expands, and in some cases supersedes, the disclosure requirements and prohibitions detailed in the Regulation Z and AA final rules and impacts the rates and fees that can be charged to consumer credit card accounts. As a result of these regulations and legislation, revenue and the effective yield of revolving credit card accounts may be reduced. Significant expenditures may be required to comply with the new law and compliance costs overall may also increase. The amended rules and new legislation will require substantial modifications to virtually all marketing and account management communications. While the majority of these regulations and legislation are targeted at practices in which we have not engaged, we anticipate that we will need to make significant changes to our current account risk management strategies to address the new limitations imposed. The regulations and legislation are directed at consumer transactions; however, they could be applied to small business credit cards, as well, in the future.

Also, the Credit CARD Act of 2009 includes mandated implementation dates, with most of its provisions taking effect on February 22, 2010. Certain other provisions become effective on August 20, 2009 and on August 22, 2010. Final Federal Reserve regulations to implement the requirements of the Credit CARD Act have not been promulgated. This delay could impact our ability to become quickly compliant with optimal product offerings and adequately test any needed technology changes prior to the required implementation dates.

In addition, legislation has been introduced that could enable merchants to negotiate interchange fees, which are the discounts on the payment due from the card-issuing bank to the merchant bank through the interchange network. If enacted, then any subsequent negotiations with merchants could reduce the interchange fees that we are able to collect. The future of these bills is uncertain, but each, or additional legislation, could be introduced or reintroduced in 2009. We face similar risks with respect to our international businesses, where changing laws and regulations may have an adverse impact on our results.

In January 2009, broad bankruptcy legislation was introduced in Congress that could create incentives for consumers to choose Chapter 13 bankruptcy as a primary remedy for mortgage related problems. Such legislation, if enacted, could result in an increase in bankruptcy filings, which could lead to increased credit losses in certain of our lending businesses, such as credit cards and auto finance, and could have an overall negative impact on our results of operation.

Finally, in June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 166, An Amendment of FASB Statement No. 140 (“SFAS 166”), and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 166 removes the concept of a qualifying special-purpose entity (“QSPE”) from SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities and removes the exception from applying FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46R”), to variable interest entities that are qualifying special-purpose entities. SFAS 167 retains the scope of FIN 46R with the addition of entities previously considered qualifying special-purpose entities. SFAS 166 and SFAS 167 are effective for our annual reporting period beginning January 1, 2010. The adoption of SFAS 166 and SFAS 167 could have a significant impact on our consolidated financial statements because we expect we will be required to consolidate at least some of our special purpose entities to which pools of loan receivables have been transferred in transactions previously qualifying as sales. Holding more of these assets on our balance sheet may require us to take various actions, including raising additional capital, in order to meet regulatory capital requirements. Such capital may not be available on terms favorable to us, if at all, and could have a negative impact on our financial results. As of June 30, 2009, we had approximately $44.5 billion of credit card receivables held by QSPEs.

Laws and regulations, and any interpretations and applications with respect thereto, generally are intended to benefit consumers, borrowers and depositors, not securityholders. The legislative and regulatory environment is beyond our control, may change rapidly and unpredictably and may negatively influence our revenue, costs, earnings, growth and capital levels. In addition, some of these new laws and regulations may cause our securitization transactions to amortize earlier than scheduled or increase certain capital requirements. Our success depends on our ability to maintain compliance with both existing and new laws and regulations. For a description of the laws and regulations to which we are subject, please refer to Supervision and Regulation in Item 1 of our Annual Report on Form 10-K. For a description of the laws and regulations to which we are subject, please refer to Supervision and Regulation in Item 1 of our Annual Report on Form 10-K and in Item 2 of our Quarterly Report on Form 10-Q.

Risks Relating to the Securities

Subordination of Junior Subordinated Debt Securities and the Guarantee

Our obligations under the junior subordinated debt securities and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. This means that we cannot make any payments on the junior subordinated debt securities or under the guarantee if we are in default on our senior debt. In addition, in the event of our bankruptcy or liquidation, our assets must be used to repay our senior debt in full before any payments may be made on the junior subordinated debt securities or under the guarantee. As a result, the trust preferred securities also will be effectively subordinated to the same debt. As of June 30, 2009, we had outstanding $140 billion in debt, of which $138.5 billion ranked senior to the indebtedness evidenced by the junior subordinated debt securities.

The indenture, the guarantee and the amended and restated declaration of trust with respect to the issuer and the trust preferred securities do not limit our ability to incur additional secured or unsecured debt, including senior debt.

Dependence on Capital One Financial Corporation’s Payments on Junior Subordinated Debt Securities; Limitations Under the Guarantee

The issuer’s ability to make timely distribution and redemption payments on the trust preferred securities is solely dependent on our making the corresponding payments on the junior subordinated debt securities. In addition, the guarantee only guarantees that we will make distribution and redemption payments if the issuer has funds available to make the payments but fails to do so.

If the issuer defaults on its payment obligations under the trust preferred securities because we have failed to make the corresponding payments under the junior subordinated debt securities, you will not be able to rely upon the guarantee for payment. Instead, you may institute a legal proceeding directly against Capital One for enforcement of our payment obligations under the indenture and the junior subordinated debt securities.

Right to Defer Interest for Five Years Without Causing an Event of Default

Capital One has the right to defer interest on the junior subordinated notes for one or more consecutive semi-annual interest periods not to exceed 10 consecutive semi-annual interest periods. During any such deferral period, holders of trust preferred securities will receive limited or no current payments on the trust preferred securities and, so long as Capital One is otherwise in compliance with its obligations, such holders will have no remedies against the trust or Capital One for nonpayment unless Capital One fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of 10 consecutive semi-annual interest periods. If Capital One has paid all deferred interest (and compounded interest thereon) on the junior subordinated notes, it may at any time commence a new deferral period, which period may not exceed 10 consecutive semi-annual interest periods without giving rise to an event of default.

Potential Adverse Market Price and Tax Consequences of Deferral of Interest Payments

We currently do not intend to exercise our right to defer payments of interest on the junior subordinated debt securities. However, if we exercise that right in the future, the market price of the trust preferred securities is likely to be affected. As a result of the existence of our deferral right, the market price of the trust preferred securities, payments on which depend solely on payments being made on the junior subordinated debt securities, may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we do defer interest on the junior subordinated debt securities and you elect to sell trust preferred securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its trust preferred securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the junior subordinated debt securities, you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes during the period of the deferral in respect of your proportionate share of the junior subordinated debt securities, even if you normally report income when received and even though you will not receive the cash attributable to that income until after the end of the period of deferral. See “Material United States Federal Income Tax Considerations—Interest Income and Original Issue Discount”.

Trust Preferred Securities May be Redeemed at any Time

We may redeem the junior subordinated debt securities at any time at our option after August 15, 2014 upon payment of the make-whole price. In addition, we may redeem the junior subordinated debt securities under certain circumstances after the occurrence of a Tax Event or a Capital Treatment Event, which terms are defined beginning on page S-22 below. Upon redemption of the junior subordinated debt securities, the institutional trustee would redeem an equal amount of the trust preferred securities. If the trust preferred securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the trust preferred securities at the same rate as the rate of return on the trust preferred securities. See “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Optional Redemption” and “—Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event” below.

Limited Voting Rights

As a holder of trust preferred securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the institutional trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by Capital One. However, if an event of default occurs with respect to the junior subordinated debt securities, you would be entitled to vote to remove, replace or appoint the institutional trustee and the Delaware trustee.

Ratings on the Trust Preferred Securities Could be Lowered

Capital One expects that Moody’s Investors Service will assign a rating to the trust preferred securities of Baa2, that Standard & Poor’s Ratings Services will assign a rating to the trust preferred securities of BB and that Fitch Ratings will assign a rating to the trust preferred securities of BBB. In addition, other rating agencies may assign credit ratings to the trust preferred securities with or without any solicitation from Capital One and without any provision of information from Capital One. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to Capital One, its subsidiaries or any of its securities could adversely affect the price and liquidity of the trust preferred securities.

Rating Agencies May Change Rating Methodologies

The rating agencies that currently or may in the future publish a rating for Capital One Financial Corporation, including Moody’s Investors Service, Standard & Poor’s Ratings Services, and Fitch Ratings, are still developing the way they analyze securities with features similar to the trust preferred securities and may change such methodologies from time to time in the future. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the trust preferred securities, sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the trust preferred securities are subsequently lowered, that could have a negative impact on the trading price of the trust preferred securities. For example, Moody’s Investors Service recently proposed changes to the ratings methodology for bank subordinated capital securities with features similar to those of the trust preferred securities although it is unclear whether such proposed changes would apply to the trust preferred securities. Such changed ratings could have a negative impact on the pricing terms for any trust preferred securities sold in the secondary market and our ability to raise capital in a cost-effective manner through hybrid securities offerings.

CAPITAL ONE CAPITAL V

The issuer is a statutory trust created under Delaware law in 2009. It is one of the issuers formed for the purposes and having the characteristics described under the caption “The Trusts” in the accompanying prospectus. The issuer will be governed by an amended and restated declaration of trust to be entered into by Capital One Financial Corporation, as sponsor of the trust, The Bank of New York Mellon Trust Company N.A., as institutional trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and the administrative trustees named in the amended and restated declaration of trust.

The issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CAPITAL ONE FINANCIAL CORPORATION

We are a diversified banking corporation whose principal subsidiaries, Capital One, N.A. and Capital One Bank (USA), N.A., offer a broad spectrum of financial products and services to consumers, small businesses, and commercial clients. For more information on Capital One and its subsidiaries, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

CAPITALIZATION

The following table sets forth our consolidated capitalization at June 30, 2009 on an actual basis and as adjusted to give effect to the issuance and sale of the securities offered hereby. The table should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2009
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Debt:
Non-interest bearing deposits	$12,603,548	$12,603,548
Interest bearing deposits	104,120,642	104,120,642

Total deposits	116,724,190	116,724,190
Senior and subordinated notes	10,092,619	11,092,619
Other borrowings	13,260,589	13,260,589

Total debt	$140,077,398	141,077,398

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 50,000,000 shares and no shares issued and outstanding	$—	$—
Common stock, par value $.01 per share; authorized 1,000,000,000 shares and 501,853,170 shares issued	5,019	5,019
Paid-in-capital, net	18,891,333	18,891,333
Retained earnings and cumulative other comprehensive income	9,598,606	9,598,606
Less: Treasury stock, at cost: 46,911,870 shares	(3,169,297)	(3,169,297)

Total stockholders’ equity	25,325,661	25,325,661

Total capitalization	$165,403,059	166,403,059

ACCOUNTING TREATMENT;

REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003 (“FIN 46R”). Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the junior subordinated debt securities we issue to the issuer as a liability and the amount we invest in the issuer’s common securities as an asset. The interest paid on the junior subordinated debt securities will be recorded as interest expense on our income statement.

Earlier this year, the Financial Accounting Standards Board published SFAS 167, Determining Amendments to FASB Interpretation No. 46(R), which will be effective for us at the start of our fiscal year beginning January 1, 2010. Under SFAS 167, it is possible that the trust may become consolidated on our balance sheet.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The trust preferred securities will qualify as Tier 1 capital.

SUMMARY OF TERMS OF TRUST PREFERRED SECURITIES

The trust preferred securities represent undivided beneficial ownership interests in the assets of the issuer and are a series of “trust preferred securities,” as described in the accompanying prospectus.

We have summarized below certain terms of the trust preferred securities. This summary supplements the general description of the trust preferred securities contained in the accompanying prospectus. Any information regarding the trust preferred securities contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should also refer to the amended and restated declaration of trust, a form of which has been filed as an exhibit to the registration statement (Nos. 333-159085 and 333-159085-04) of which this prospectus supplement and the accompanying prospectus are a part (the “registration statement”).

Distributions

You will be entitled to receive semi-annual distributions on the trust preferred securities at the annual rate of 10.25% of the stated liquidation amount of each trust preferred security ($1,000), which is the same as the interest rate payable on the junior subordinated debt securities. The issuer will pay distributions semi-annually in arrears on each February 15 and August 15, beginning February 15, 2010. Distributions will be cumulative and will accumulate from August 5, 2009. In the event that any distribution date would fall on a day that is not a business day, that distribution date will be postponed until the next day that is a business day and no additional distribution or other payment will accrue as a result of that postponement.

On each distribution date, the issuer will pay the applicable distribution to the holders of the trust preferred securities on the record date for that distribution date. As long as the trust preferred securities remain in book-entry form, the record dates for the trust preferred securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the institutional trustee or the indenture trustee is closed for business. If the trust preferred securities are not in book-entry form, the record date will be the first day of the month in which the relevant distribution date occurs.

The period beginning on and including August 5, 2009 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period”. The amount of distributions payable for any distribution period will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the junior subordinated debt securities that is not paid on the applicable interest payment date will accrue additional interest, to the extent permitted by law, at the annual rate of 10.25%, compounded semi-annually, from the relevant interest payment date. As a result, distributions on the trust preferred securities that are not paid on the applicable distribution date will accumulate additional distributions. References to “distributions” in this prospectus supplement and the accompanying prospectus include those additional distributions.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the junior subordinated debt securities for up to 10 consecutive semi-annual periods, but not beyond the stated maturity of the junior subordinated debt securities. If we exercise this right, the issuer will also defer paying semi-annual distributions on the trust preferred securities during that period of deferral.

Although no interest or distribution payments will be made during a deferral period, interest on the junior subordinated debt securities will continue to accrue and, as a result, distributions on the trust preferred securities will continue to accumulate at the annual rate of 10.25%, compounded semi-annually. References to “distributions” in this prospectus supplement and the accompanying prospectus include those additional distributions.

Once we make all deferred interest payments on the junior subordinated debt securities, we can once again defer interest payments subject to the limitations discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions on your trust preferred securities.

See “Summary of Terms of Junior Subordinated Debt Securities—Option to Defer Interest Payments” below.

Redemption

When we redeem or repay the junior subordinated debt securities, in whole or in part, whether at maturity or upon earlier redemption, the institutional trustee will apply the proceeds from that payment to redeem common and trust preferred securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debt securities being redeemed or repaid. The redemption price per trust preferred security at maturity of the junior subordinated debt security will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption of junior subordinated debt securities prior to stated maturity will equal the applicable redemption price attributed to $1,000 in principal amount of the junior subordinated debt securities calculated as described under “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Optional Redemption” and “—Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all the trust preferred securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of the trust preferred securities and common securities outstanding.

The institutional trustee will give holders of the trust preferred securities not less than 30 days’ nor more than 60 days’ notice prior to the date of any redemption of the trust preferred securities.

See “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Optional Redemption” and “—Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event” below for a description of the redemption terms of the junior subordinated debt securities.

Optional Liquidation of Issuer and Distribution of Junior Subordinated Debt Securities to Holders

We may elect to dissolve the issuer at any time and, after satisfaction of the issuer’s liabilities, to cause the institutional trustee to distribute the junior subordinated debt securities to the holders of the trust preferred securities and common securities. However, if then required under the Federal Reserve’s capital rules, we will obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of junior subordinated debt securities would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the trust preferred securities. See “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Under current U.S. federal income tax law, and assuming, as expected, the issuer is treated as a grantor trust, a distribution of junior subordinated debt securities in exchange for the trust preferred securities would not be a taxable event to you. If, however, the issuer were subject to U.S. federal income tax with respect to income accrued or received on the junior subordinated debt securities, the distribution of the junior subordinated debt securities by the issuer would be a taxable event to the issuer and to you. See “Material United States Federal Income Tax Considerations—Classification of the Issuer” below.

Liquidation Value

Upon liquidation of the issuer, you would be entitled to receive $1,000 per trust preferred security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of junior subordinated debt securities, subject to specified exceptions. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution” in the accompanying prospectus.

Optional Exchange

If at any time we or any of our affiliates are a holder of any trust preferred securities, we or our affiliate, as the case may be, will have the right to deliver to the institutional trustee all or the portion of its trust preferred securities as it elects and receive, in exchange therefor, junior subordinated debt securities in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the trust preferred securities. The election (1) will be exercisable effective by the holder delivering to the institutional trustee a written notice of the election (A) specifying the liquidation amount of the trust preferred securities with respect to which the election is being made and (B) the date on which the exchange will occur, which date will not be less than three business days after the receipt by the institutional trustee of the election notice and (2) will be conditioned upon the holder having delivered or caused to be delivered to the institutional trustee or its designee the trust preferred securities which are the subject of the election by 10:00 A.M. New York City time, on the date on which the exchange is to occur. On the date of the exchange, the trust preferred securities will be canceled and will no longer be deemed to be outstanding and all rights of the holder with respect to the trust preferred securities will cease, including accumulated but unpaid distributions thereon. In the event the trust preferred securities are book-entry trust preferred securities, upon the exchange the institutional trustee, in its capacity as securities registrar, will cause an annotation to be made on the book-entry trust preferred securities certificate or certificates evidencing the book-entry trust preferred securities to evidence the reduction in the liquidation amount thereof resulting from the cancellation.

Notwithstanding anything else in the amended and restated declaration of trust of Capital One Capital V to the contrary, in order to effectuate the exchanges contemplated above, Capital One Capital V is authorized to execute, deliver and perform, and we, the institutional trustee, the Delaware trustee and any administrative trustee, on behalf of Capital One Capital V, acting singly or collectively, is authorized to execute and deliver on behalf of Capital One Capital V, an exchange agreement, cancellation letter, and any and all other documents, agreements, or certificates contemplated by or related to the exchanges in each case without further vote or approval of any other person.

Subordination of Common Securities

The issuer will pay distributions on its common securities at the same rate and on the same distribution dates as the trust preferred securities. However, if there is an event of default under the indenture, the issuer will not pay distributions on the common securities until all distributions on the trust preferred securities have been paid in full. For a more detailed description of circumstances in which the trust preferred securities will have a preference over the common securities, see “Description of the Trust Preferred Securities —Ranking of Common Securities” in the accompanying prospectus.

Events of Default Under the Amended and Restated Declaration of Trust

For a description of the events of default under the amended and restated declaration of trust, as well as a summary of the remedies available as a result of those events of default, see “Description of the Trust Preferred Securities —Declaration Defaults” in the accompanying prospectus.

An event of default under the indenture with respect to our failure to pay interest on the junior subordinated debt securities in full within 30 days after the conclusion of a period consisting of 10 consecutive semi-annual periods entitles the institutional trustee, as sole holder of the junior subordinated debt securities, to declare the junior subordinated debt securities due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the junior subordinated debt securities, see “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” “Description of the Junior Subordinated Debt Securities—Indenture Defaults” and “Description of the Junior Subordinated Debt Securities—Enforcement of Rights by Holders of Trust Preferred Securities” in the accompanying prospectus.

Voting Rights

Except as described under “Description of the Trust Preferred Securities—Voting Rights,” “Description of the Trust Preferred Securities—Amendment of Declarations of Trust,” “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment” and “Description of the Junior Subordinated Debt Securities—Modifications and Amendments” in the accompanying prospectus, or as otherwise required by law or the amended and restated declaration of trust, as an owner of trust preferred securities, you will not have any voting rights.

Book-Entry Issuance; Issuance of Certificated Trust Preferred Securities

The trust preferred securities will be represented by one or more global preferred securities registered in the name of DTC or its nominee, as described under “Book-Entry Procedures and Settlement” in the accompanying prospectus. As described under that caption in the accompanying prospectus, you may elect to hold interests in the trust preferred securities through either DTC (in the United States), or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of Euroclear System (outside the United States), either directly if you are a participant in or customer of one of those systems, or indirectly through organizations that are participants in those systems.

Additional Issuances of Trust Preferred Securities

The issuer has the right to issue additional trust preferred securities in the future. Any such additional trust preferred securities will have the same terms as the trust preferred securities being offered by this prospectus supplement but may be offered at a different offering price than the trust preferred securities being offered hereby. If issued, any such additional trust preferred securities will become part of the same series as the trust preferred securities being offered hereby.

SUMMARY OF TERMS OF

JUNIOR SUBORDINATED DEBT SECURITIES

We have summarized below certain terms of the junior subordinated debt securities. This summary supplements the general description of the junior subordinated debt securities contained in the accompanying prospectus. Any information regarding the junior subordinated debt securities contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should refer to the junior subordinated indenture, as supplemented by the first supplemental indenture, which we filed as exhibits to or incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus forms a part. We anticipate that until the liquidation, if any, of the issuer, each subordinated debt security will be held by the institutional trustee in trust for the benefit of the holders of the trust preferred securities and the common securities.

The junior subordinated debt securities will be a series of “junior subordinated debt securities” under the junior subordinated indenture, as described in the accompanying prospectus. They will be unsecured and junior in right of payment to all of our senior debt, as described under “Description of the Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus. As a result, the trust preferred securities also will be effectively subordinated to the same debt. However, the junior subordinated debt securities will be senior to the junior subordinated debt securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV. As a result, the trust preferred securities also will be effectively senior to the preferred securities of Capital One Capital II, Capital One Capital III and Capital One Capital IV. As of June 30, 2009, we had outstanding $140 billion in debt, of which $138.5 billion ranked senior to the indebtedness evidenced by the junior subordinated debt securities.

Interest Rate and Maturity

The junior subordinated debt securities will bear interest at the annual rate of 10.25%. Capital One Financial Corporation will pay that interest semi-annually in arrears on February 15 and August 15 of each year (we refer to these dates as “interest payment dates”), beginning February 15, 2010, and at the stated maturity date. We refer to the period beginning on and including August 5, 2009 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period”. The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day and no interest or other payment will accrue as a result of that postponement.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest to the extent permitted by law at the annual rate of 10.25%, compounded semi-annually from the relevant interest payment date. When we use the term “interest,” we are referring not only to semi-annual interest payments but also interest on semi-annual interest payments not paid on the applicable interest payment date.

The junior subordinated debt securities will mature and must be repaid on August 15, 2039. We refer to August 15, 2039 as the stated maturity date. If the stated maturity date falls on a day that is not a business day, the payment of principal and interest will be paid on the following business day and no interest on that payment will accrue from and after the stated maturity date.

Subordination

Our payment obligations under the junior subordinated debt securities and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our “senior debt” (as defined below). This means that no payment of principal, including redemption payments, or interest on the junior subordinated debt securities may be made if:

•	any of our senior debt has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our senior debt has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all of our senior debt must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to our senior debt then outstanding, the rights of the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable to senior debt until all amounts owing on the junior subordinated debt securities are paid in full.

For purposes of the junior subordinated debt securities, “Senior Indebtedness” as that term is used in the accompanying prospectus (and which we refer to in this prospectus supplement as “senior debt”) means, with respect to us:

(1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

(2) all of our capital lease obligations;

(3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement;

(4) all of our obligations, contingent or otherwise, in respect of any letters of credit, bankers’ acceptances, security purchase facilities, repurchase agreements or similar credit transactions;

(5) all of our obligations in respect of interest rate swap, cap or other agreements, interest rate futures or option contracts, currency swap agreements, currency future or option contracts, hedging arrangements and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us;

except that senior debt will not include:

(A) except as provided in clause (C), any indebtedness issued after the date hereof under the junior subordinated indenture that is expressly subordinated to the junior subordinated debt securities;

(B) the guarantee of the trust preferred securities;

(C) any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the junior subordinated debt securities and the issuance of which, in the case of this clause (C) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of Richmond or the staff of the Federal Reserve or (y) does not at the time of issuance prevent the junior subordinated debt securities from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of our Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve;

(D) trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(E) our existing parity obligations; and

(F) the junior subordinated debt securities held by Capital One Capital II, Capital One Capital III and Capital One Capital IV (the junior subordinated debt securities held by Capital One Capital II, Capital One Capital III and Capital One Capital IV are junior and subordinated in right of payment and upon liquidation to the junior subordinated debt securities).

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the junior subordinated debt securities for up to 10 consecutive semi-annual periods if the junior subordinated debt securities are not in default. However, no deferral period may extend beyond the stated maturity date of the junior subordinated debt securities.

During each deferral period, interest will continue to accrue at the annual rate of 10.25% on the junior subordinated debt securities, and, to the extent permitted by applicable law, additional interest will accrue on the unpaid interest at the annual rate of 10.25%, compounded semi-annually from the relevant interest payment date. At the end of each deferral period or, if earlier, upon redemption of the junior subordinated debt securities, we will pay all accrued and unpaid interest on the junior subordinated debt securities.

We at any time may pay all or any portion of the interest accrued to that point during a deferral period.

Once we pay all accrued and unpaid interest on the junior subordinated debt securities (together with interest on such unpaid interest at the annual rate of 10.25%, compounded semi-annually from the relevant interest payment date, to the extent permitted by applicable law), we can again defer interest payments on the junior subordinated debt securities as described above.

During any deferral period, we will not and our subsidiaries will not be permitted to:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock or the capital stock of our subsidiaries;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities or other junior subordinated debt) that rank equally with or junior in interest to the junior subordinated debt securities; or

•

make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of junior subordinated debt securities or other junior subordinated debt) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities.

However, at any time, including during a deferral period, we will be permitted to:

•	pay dividends or distributions in additional shares of our capital stock;

•	make payments under the guarantee of the trust preferred securities and the common securities;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights;

•	purchase common stock for issuance pursuant to any employee benefit plans; and

•	solely in the case of any of our controlled subsidiaries, pay dividends or distributions on the capital stock of such subsidiary to us or one of our affiliates.

If the institutional trustee is the sole holder of the junior subordinated debt securities, we will give the institutional trustee and the Delaware trustee written notice of our election of a deferral period at least one business day before the earlier of:

•	the next date distributions on the trust preferred securities and common securities are payable; and

•	the date the administrative trustees are required to give notice to holders of the trust preferred securities of the record or payment date for the related distribution.

The institutional trustee will give written notice of our election to begin a deferral period to the holders of the trust preferred securities within five days of receipt.

If the institutional trustee is not the sole holder, or is not itself the holder, of the junior subordinated debt securities, we will give the holders of the junior subordinated debt securities and the indenture trustee written notice of our election to begin a deferral period at least one business day before the record date for the next interest payment date.

Distribution of Junior Subordinated Debt Securities

As described above, the junior subordinated debt securities may be distributed in exchange for the trust preferred securities upon dissolution and liquidation of the issuer, after satisfaction of the issuer’s liabilities to its creditors. See “Summary of Terms of Trust Preferred Securities—Optional Liquidation of Issuer and Distribution of Junior Subordinated Debt Securities to Holders” above.

If the junior subordinated debt securities are distributed to the holders of trust preferred securities, we anticipate that the depositary arrangements for the junior subordinated debt securities will be substantially identical to those in effect for the trust preferred securities. See “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Redemption

The junior subordinated debt securities:

•	are redeemable, in whole or in part, at our option at any time after August 15, 2014 at the redemption price set forth under “—Optional Redemption” below;

•	are redeemable, in whole but not in part, after the occurrence of a Tax Event or Capital Treatment Event as described below; and

•	are not subject to any sinking fund or analogous provisions.

Optional Redemption

We will have the right, at any time after August 15, 2014 and prior to the stated maturity date, to redeem some or all of the junior subordinated debt securities at a redemption price equal to the greater of 100% of the principal amount of the junior subordinated debt securities or the present value of scheduled payments of principal and interest from the redemption date to the stated maturity date, on the junior subordinated debt securities being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury rate plus a spread of 0.75%, in each case, plus accrued and unpaid interest to the redemption date.

For purposes of the above:

•

“Treasury rate” means the semi-annual equivalent yield to maturity of the “Treasury security” that corresponds to the “Treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“Treasury security” means the U.S. Treasury security that the “Treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debt securities being redeemed in a tender offer based on a spread to U.S. Treasury yields;

•

“Treasury price” means the bid-side price for the Treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (1) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (2) if the Treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then the Treasury price will instead mean the bid-side price for the Treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury dealer through such alternative means as the Treasury dealer considers to be appropriate under the circumstances; and

•

“Treasury dealer” means J.P. Morgan Securities Inc. (or its successor) or, if J.P. Morgan Securities Inc. (or its successor) refuses to act as Treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event

At any time within 90 days after a Tax Event or a Capital Treatment Event, we will have the right to redeem all, but not less than all, of the junior subordinated debt securities at a redemption price equal to their principal amount plus accrued and unpaid interest to the redemption date.

For purposes of the above, a “Tax Event” means the receipt by the issuer or Capital One Financial Corporation of an opinion of counsel experienced in those matters to the effect that, as a result of:

•

any amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the trust preferred securities;

•	any proposed change in those laws or regulations that is announced after the initial issuance of the trust preferred securities; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the trust preferred securities;

there is more than an insubstantial risk that:

•	the issuer is, or within 90 days of the date of that opinion will be, subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debt securities;

•

interest payable by us on the junior subordinated debt securities is not, or within 90 days of the date of that opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the issuer is, or within 90 days of the date of that opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, “Capital Treatment Event” means the reasonable determination by Capital One Financial Corporation that, as a result of:

•

any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the trust preferred securities;

•	any proposed change in those laws or regulations that is announced after the initial issuance of the trust preferred securities; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the trust preferred securities;

there is more than an insubstantial risk that Capital One Financial Corporation will not be entitled to treat an amount equal to the liquidation amount of the trust preferred securities as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable. See “Accounting Treatment; Regulatory Capital” above.

GUARANTEE OF TRUST PREFERRED SECURITIES

Under the trust preferred securities guarantee, Capital One Financial Corporation will guarantee certain payment obligations of the issuer. For a description of the terms of the trust preferred securities guarantee, see “Description of the Trust Preferred Securities Guarantees” in the accompanying prospectus. The amended and restated declaration of trust provides that, by your acceptance of the trust preferred securities, you agree to the provisions of the trust preferred securities guarantee and the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Gibson, Dunn & Crutcher LLP, special counsel to us and the issuer, the following section summarizes the material U.S. federal income tax consequences of the ownership and disposition of trust preferred securities as of the date of this prospectus supplement. This summary deals only with trust preferred securities that are held as capital assets by holders that purchase trust preferred securities in this offering at their issue price. This summary does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	dealers in securities or traders in securities that elect to use a mark-to-market method of accounting for its securities holdings;

•	banks, regulated investment companies, real estate investment trusts, and financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	persons holding trust preferred securities as part of a “straddle,” “hedge,” “conversion” or similar transaction;

•	holders subject to the alternative minimum tax; or

•	U.S. holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based upon the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, final, temporary and proposed U.S. Treasury regulations, published rulings and other administrative pronouncements, all as currently in effect. Some of these authorities are subject to various interpretations. These laws are subject to change, possibly on a retroactive basis.

The authorities on which this summary is based are subject to various interpretations. The opinions of Gibson, Dunn & Crutcher LLP are not binding on the Internal Revenue Service (“IRS”) or the courts, either of which could disagree with the explanations or conclusions contained in this summary. We have not sought any rulings concerning the treatment of the trust preferred securities or the junior subordinated debt securities, and the summary below is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not challenge the treatments expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Gibson, Dunn & Crutcher LLP has advised us that they believe that, if challenged, the opinions expressed in this summary would be sustained by a court with jurisdiction in a properly presented case.

In addition, this summary does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws or any tax laws other than income tax laws. If you are considering the purchase, ownership or disposition of the trust preferred securities, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you in light of your particular circumstances, as well as any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Issuer

In connection with the issuance of the trust preferred securities, Gibson, Dunn & Crutcher LLP is of the opinion that, under current law and assuming full compliance with the terms of the amended and restated declaration of trust, for federal income tax purposes the issuer will be classified as a grantor trust and not as an association or publicly traded partnership taxable as a corporation. Accordingly, for U.S. federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the junior subordinated debt securities held by the issuer and will be required to include in gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the junior subordinated debt securities. See “—Interest Income and Original Issue Discount” below. If the issuer were to be treated as an association or publicly traded partnership taxable as a corporation, it would be subject to U.S. federal income tax with respect to income accrued or received on the junior subordinated debt securities, and the tax consequences to you of holding trust preferred securities would differ. Unless otherwise indicated, the remainder of this summary assumes that the classification of the issuer as a grantor trust will be respected for U.S. federal income tax purposes.

Classification of the Junior Subordinated Debt Securities

Capital One Financial Corporation, the issuer and you, by your acceptance of a beneficial ownership interest in the junior subordinated debt securities, agree to treat the junior subordinated debt securities as indebtedness for all U.S. tax purposes. In connection with the issuance of the junior subordinated debt securities, Gibson, Dunn & Crutcher LLP is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in its opinion, the junior subordinated debt securities will be classified as indebtedness for U.S. federal income tax purposes.

U.S. Holders

This subsection describes certain material U.S. federal income tax consequences to a U.S. holder. You are a “U.S. holder” if you are a beneficial owner of trust preferred securities and you are:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If a partnership holds trust preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding trust preferred securities, you should consult your tax advisor.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Non-U.S. Holders” below.

Interest Income and Original Issue Discount

We anticipate that if the junior subordinated debt securities are issued with an issue price that is less than their stated redemption price at maturity such difference will be de minimis (i.e. less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity). We also believe that the likelihood of us exercising our right to defer interest payments is remote within the meaning of the applicable U.S. Treasury regulations. Based on the foregoing, we believe that the junior subordinated debt securities should not be considered to be issued with original issue discount (“OID”) at the time of their original issuance. Accordingly, you will generally be taxed on the stated interest on the junior subordinated debt securities attributable to the trust preferred securities you hold as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If we exercise our right to defer interest, the junior subordinated debt securities would be treated as issued with OID at that time. Beginning at the time, all of your taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of your method of accounting.

Consequently, you would be required to include in gross income OID even though we will make no actual payments on the junior subordinated debt securities or the trust preferred securities during a deferral period.

Under the applicable U.S. Treasury regulations, a “remote” contingency that stated interest will not be timely paid is ignored in determining whether a debt instrument is issued with OID. The IRS has not yet addressed in any rulings or regulations the federal income tax treatment of a debt instrument where the issuer of a debt instrument has the right to defer interest payments. The IRS has also not defined the meaning of the term “remote” as used in the applicable U.S. Treasury regulations. If the likelihood of our exercise of the right to defer any payment of interest was determined not to be “remote” under those regulations, the junior subordinated debt securities would be treated as issued with OID at the time of issuance. In that event, all taxable interest income relating to the junior subordinated debt securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of your method of tax accounting. Consequently, you may be required to include an amount of interest in gross income that exceeds the amount of the actual payments we make on the junior subordinated debt securities.

Distribution of Junior Subordinated Debt Securities or Cash to Holders of Trust Preferred Securities

As described under the caption “Summary of Terms of Trust Preferred Securities—Optional Liquidation of Issuer and Distribution of Junior Subordinated Debt Securities to Holders” above, the junior subordinated debt securities held by the issuer may be distributed to you in exchange for your trust preferred securities if the issuer is liquidated before the maturity of the junior subordinated debt securities, as long as we first receive the approval of the Federal Reserve to do so if that approval is then required under the Federal Reserve’s capital rules. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your proportional share of the junior subordinated debt securities previously held indirectly through the issuer. Your holding period and aggregate tax basis in the junior subordinated debt securities will equal the holding period and aggregate tax basis that you had in your trust preferred securities before the distribution.

If you receive junior subordinated debt securities in exchange for your trust preferred securities, you would accrue interest in respect of the junior subordinated debt securities received from the issuer in the manner described above under “—Interest Income and Original Issue Discount”.

As described under “Summary of Terms of Junior Subordinated Debt Securities—Redemption—Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event”, we may in certain circumstances redeem the junior subordinated debt securities and distribute cash in liquidation of the issuer. This redemption for cash would be taxable as described below in “—Sales, Exchanges or Other Taxable Dispositions of Trust Preferred Securities”.

Sales, Exchanges or Other Taxable Dispositions of Trust Preferred Securities

Upon a sale, exchange or other taxable disposition of a trust preferred security, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition of such trust preferred securities (less any portion allocable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted U.S. federal income tax basis in such trust preferred security. A U.S. holder’s initial tax basis in a trust preferred security will be the purchase price of such trust preferred security, and such tax basis will be increased by any amount includible in income as OID and decreased by payments other than “qualified stated interest,” as defined in the Treasury regulations. Your gain or loss will be a capital gain or loss and generally will be a long-term capital gain or loss if you have held your trust preferred securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are subject to tax at a maximum rate of 15% for taxable years beginning on or before December 31, 2010, after which the maximum rate will increase to 20% absent congressional action. The deductibility of capital losses is subject to limitations. U.S. holders who recognize a loss that exceeds certain thresholds as a result of a sale, exchange or other taxable disposition of trust preferred securities may be required to file a disclosure statement with the IRS.

Backup Withholding and Information Reporting

In general, you will be subject to backup withholding (currently at the rate of 28%) with respect to payments made on the trust preferred securities and the proceeds received from the sale of the trust preferred securities unless you (i) are an entity that is exempt from backup withholding (generally including corporations, tax-exempt organizations and certain qualified nominees) and, when required, provide appropriate documentation to that effect, or (ii) provide us or our paying agent with your social security number or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor, certify that the TIN provided is correct and that you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends, and otherwise comply with applicable requirements of the backup withholding rules.

In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements. Interest, including OID, will be reported to any U.S. holders and the IRS in accordance with the applicable U.S. Treasury regulations.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

Non-U.S. Holders

The following summary is addressed to non-U.S. holders. A non-U.S. holder is a holder that is neither a partnership nor a U.S. person for U.S. federal income tax purposes. Special rules may apply to certain non-U.S. holders, such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and certain expatriates, among others, that are subject to special treatment under the Code. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

U.S. Federal Withholding Tax

U.S. federal withholding tax will not apply to any payments made to you on the trust preferred securities or to gain realized by you on the sale, exchange or other disposition of the trust preferred securities, provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of section 871(h)(3) of the Code; and

•

(a) you provide your name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person, or (b) you hold securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

Any payments made to you on the trust preferred securities or gain realized by you on the sale, exchange or other disposition of the trust preferred securities that are effectively connected with the conduct of a trade or business by you in the United States (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below. In order to claim any such exemption from the 30% withholding tax, you should provide a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and payments on the trust preferred securities are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), you will be subject to U.S. federal income tax (but not the U.S. federal withholding tax described above), on such payments on a net income basis in the same manner as if you were a U.S. holder. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Any gain or income realized on the disposition of the trust preferred securities will not be subject to U.S. federal income tax unless:

•

such gain or income is effectively connected with your conduct of a trade or business in the U.S. (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by you); or

•	you are an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

You may be subject to information reporting and you may also be subject to U.S. federal backup withholding at the applicable rate on amounts paid to you if you fail to comply with applicable U.S. certification requirements. Any amounts so withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

UNDERWRITING

Capital One Financial Corporation, the issuer and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the trust preferred securities. In the underwriting agreement, the issuer has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the issuer, the aggregate liquidation amount of trust preferred securities set forth opposite its name below:

Name	Aggregate Liquidation Amount of Trust Preferred Securities
J.P. Morgan Securities Inc.	$266,667,000
Banc of America Securities LLC	266,667,000
Morgan Stanley & Co. Incorporated	266,666,000
Credit Suisse Securities (USA) LLC	45,000,000
Deutsche Bank Securities Inc.	45,000,000
RBS Securities Inc.	45,000,000
Wells Fargo Securities, LLC	45,000,000
The Williams Capital Group, L.P.	20,000,000

Total	$1,000,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the trust preferred securities from the issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the trust preferred securities if any are purchased.

The underwriters have advised us that they propose to offer the trust preferred securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the trust preferred securities to selected dealers at the public offering price minus a selling concession of up to $6.00 per trust preferred security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $2.50 per trust preferred security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In view of the fact that the issuer is using the proceeds from the sale of the trust preferred securities to purchase the junior subordinated debt securities, we have agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $12.50 per trust preferred security; and

•	we will pay our expenses and the expenses of the issuer related to this offering, which we estimate will be $2,000,000.

In addition, we and the issuer have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”); and

•

that until the closing of the sale of the trust preferred securities, we will not, without the consent of the underwriters, offer or sell any securities of the issuer or Capital One Financial Corporation that are substantially similar to the trust preferred securities.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) is expected to view the trust preferred securities offered hereby as interests in a direct participation program, the offering is being made in compliance with FINRA Rule 5110. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters.

Stabilizing transactions involve bids to purchase the trust preferred securities in the open market for the purpose of pegging, fixing or maintaining the price of the trust preferred securities. Syndicate covering transactions involve purchases of the trust preferred securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the trust preferred securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the trust preferred securities to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business.

Selling Restrictions

European Economic Area

Furthermore, each underwriter has represented, warranted and agreed that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the trust preferred securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the trust preferred securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the trust preferred securities to the public in that Relevant Member State at any time to (i) legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this paragraph, the expression an “offer of the trust preferred securities to the public” in relation to any trust preferred securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the trust preferred securities to be offered so as to enable an investor to decide to purchase or subscribe the trust preferred securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/7l/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) and (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

VALIDITY OF SECURITIES

Richards, Layton & Finger, P.A., special Delaware counsel to Capital One Financial Corporation and the issuer, will opine on certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the amended and restated declaration of trust and the formation of the issuer. Gibson, Dunn & Crutcher LLP, New York, New York, will opine on the validity of the guarantee and the junior subordinated debt securities for Capital One, and Morrison & Foerster LLP, New York, New York, will opine on those matters for the underwriters. Gibson, Dunn & Crutcher LLP and Morrison & Foerster LLP will rely on the opinion of Richards, Layton  & Finger, P.A. as to matters of Delaware law.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-159085) we have filed with the Securities and Exchange Commission (“SEC”) under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009 (including the portions of our Proxy Statement on Schedule 14A, filed on March 13, 2009, incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009; and

•

our Current Reports on Form 8-K filed on January 22, 2009 (Item 8.01 information only), February 3, 2009, March 2, 2009 (Item 8.01 information only), March 9, 2009 (Item 8.01 information only), March 12, 2009, April 21, 2009 (Item 8.01 information only), May 8, 2009 (Item 8.01 Information only), May 12, 2009 (Item 1.01 information only), May 22, 2009, June 9, 2009, June 17, 2009 and July 23, 2009 (Item 8.01 information only).

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455. You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the trust preferred securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (1) Code of Business Conduct and Ethics, (2) Corporate Governance Principles, and (3) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

PROSPECTUS

Capital One Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units

Capital One Capital V

Capital One Capital VI

Capital One Capital VII

Capital One Capital VIII

Trust Preferred Securities

Fully and unconditionally guaranteed,

as described in this prospectus, by

Capital One Financial Corporation

Capital One Financial Corporation from time to time may offer to sell senior, subordinated or junior subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, purchase contracts, warrants or units. Capital One Capital V, Capital One Capital VI, Capital One Capital VII, and Capital One Capital VIII from time to time may offer to sell trust securities and use the proceeds of these sales to purchase junior subordinated debt securities from Capital One Financial Corporation.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2009.

i

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation, and “trust” or “trusts” refer to one or all of Capital One Capital V, Capital One Capital VI, Capital One Capital VII and Capital One Capital VIII.

This prospectus is part of a registration statement (No. 333-159085) that we and the trusts have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and the trusts may issue and sell. Each time we and the trusts issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies and charge-offs. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•

general economic, political and business conditions in the U.S., the UK, or our local markets, including conditions affecting employment levels, interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, and deposit activity;

•	changes in the labor and employment market;

•	changes in the credit environment;

•	increases or decreases in interest rates;

•	our ability to execute on our strategic and operational plans;

•	competition from providers of products and services that compete with our businesses;

•

with respect to financial and other products, increases or decreases in the Corporation’s aggregate account balances and/or number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Corporation and attrition of account balances;

•	the risk that the benefits of our cost savings initiative may not be fully realized;

•	changes in the reputation of or expectations regarding the financial services industry or us with respect to practices, products or financial condition;

•	financial, legal, regulatory, tax, or accounting changes or actions, including with respect to any litigation matter involving us; and

•	the success of our marketing efforts in attracting or retaining customers.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and any accompanying prospectus supplement. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See the factors set forth under the caption “Risk Factors” in any prospectus supplement and any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009 (including the portions of our proxy statement for our 2009 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009;

•	our Current Reports on Form 8-K filed on January 22, 2009 (Item 8.01 information only), February 3, 2009, March 2, 2009, March 9, 2009, March 12, 2009, April 21, 2009 (Item 8.01 information only); and

•	the description of our common stock on amendment no. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them in writing or by telephone from us at Capital One Financial Corporation, Investor Relations Department, 1680 Capital One Drive, McLean, Virginia 22102, telephone (703) 720-2455.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither we nor the trusts have authorized anyone else to provide you with different information. Neither we nor the trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference. Documents available on our website include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

Ratio of Earnings to Fixed Charges:	Three Months Ended March 31,			Years Ended December 31,
	2009(1)		2008(1)	2008(1)	2007(1)	2006(1)	2005	2004
Including Interest on Deposits	0.85	(2)	1.91	1.16	1.85	2.19	2.38	2.31
Excluding Interest on Deposits	0.45	(2)	3.11	1.43	3.33	3.90	4.22	4.00
Including Preferred Stock Dividends (and Including Interest on Deposits)	0.79	(2)	1.91	1.16	1.85	2.19	2.38	2.31
Including Preferred Stock Dividends (and Excluding Interest on Deposits)	0.35	(2)	3.11	1.42	3.33	3.90	4.22	4.00

(1)	Based on continuing operations.
(2)	Earnings are inadequate to cover fixed charges. The coverage deficiency is $128.9 million and $193.5 million for the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred dividends, respectively, regardless of interest.

The ratio of earnings to fixed charges is computed by dividing income (or loss) from continuing operations before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, and preferred stock dividends or accretion on preferred stock by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is representative of interest.

On November 14, 2008 the Corporation issued 3,555,199 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation amount per share equal to $1,000 (the “Series A Preferred Stock”), to the United States Department of the Treasury as part of the Corporation’s participation in the Troubled Asset Relief Program Capital Purchase Program. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year.

We did not declare or pay any preferred stock dividends in the years ended December 31, 2004, 2005, 2006, 2007 and 2008, or the three months ended March 31, 2008. We recorded accretion of the discount on preferred stock associated with the preferred stock issuance noted in the paragraph above in the year ended December 31, 2008 and the three months ended March 31, 2009. We began paying preferred stock dividends in the three months ended March 31, 2009.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business, including the reduction of short-term debt, possible acquisitions, investments in, or extensions of credit to, our subsidiaries and investments in securities.

Each of the trusts will invest all proceeds received from the sale of its trust preferred and common securities to acquire a series of corresponding junior subordinated debt securities issued by us, which we call the “junior subordinated debt securities.”

We may temporarily invest any funds not required immediately for purposes described above in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue and sell debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee, dated as of November 1, 1996, and the subordinated debt securities will be issued under an indenture dated as of August 29, 2006 between us and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee, subject in each case to such amendments or supplemental indentures as may be adopted from time to time. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of each of the senior indenture and the subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of March 31, 2009, we had $8.3 billion in senior and subordinated notes outstanding that mature in varying amounts from 2009 to 2017, of which $6.2 billion in aggregate principal amount was senior debt securities and $2.1 billion in aggregate principal was subordinated debt securities. A portion of both our senior and subordinated debt securities were issued by predecessor entities pursuant to indentures not described herein, and $1.8 billion in senior and subordinated debt securities were issued by our consolidated subsidiary, Capital One Bank (USA), National Association.

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including Capital One Bank (USA), National Association (“COBNA”), and Capital One, National Association (“CONA”), on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result, the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. COBNA and CONA are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which COBNA and CONA may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following (unless specified otherwise or in context, section references are to sections of both the senior indenture and subordinated indenture):

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal of, premium, if any, interest on and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•

if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal of, premium, if any, interest on or additional amount, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amount, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default or covenants;

•

whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal of, premium, if any, interest on, or additional amount, if any, due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307) Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal of, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007)

•

The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•

neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•

we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005)

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinated indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•

the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•

we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

“Senior indebtedness” includes: (1) the principal of, premium, if any, and interest on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include: (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, each indenture requires that:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or exchangeable into other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange will be described in the applicable prospectus supplement.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amount payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•

in the case of the senior debt securities, any event of default under any mortgage, indenture or other instrument securing or evidencing any indebtedness of us or any significant subsidiary for money borrowed, resulting in such indebtedness in principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, if the acceleration is not rescinded or annulled within 30 days after written notice;

•

in the case of the senior debt securities, certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries and in the case of the subordinated debt securities, certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act. (Section 501)

If an event of default with respect to any series of senior debt securities occurs and continues, either the senior indenture trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately. Payment of the principal of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration. “Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal of, premium, if any, interest on or any additional amount, or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•

we have delivered to the applicable trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest on, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following description of the terms and provisions of the trust preferred securities summarizes the general terms that will apply to each series of trust preferred securities. The applicable prospectus supplement will describe the specific terms of the series of trust preferred securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those trust preferred securities. The institutional trustee will act as trustee for each series of trust preferred securities under the applicable declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable declaration of trust and those made part of such declaration of trust by the Trust Indenture Act. This following description is not complete, and we refer you to the declaration of trust for each trust, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

General

Each declaration of trust authorizes the administrative trustees of the applicable trust to issue common securities and trust preferred securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”

No declaration of trust permits a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each declaration of trust, the institutional trustee will hold title to the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

Each series of trust preferred securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those trust preferred securities. These terms will be substantially the same as the terms of the corresponding junior subordinated debt securities.

We will guarantee the trust preferred securities to the extent described in the applicable prospectus supplement. The trust preferred securities guarantee agreement executed for the benefit of the holders of the trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust preferred securities when a trust does not have funds available to make such payments. See “Description of the Trust Preferred Securities Guarantees.”

When a trust issues a series of trust preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of trust preferred securities. Those terms may include the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation amount of each trust preferred security;

•	the annual distribution rate (or method of determining that rate) for the trust preferred securities and the dates upon which those distributions will be payable;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•

whether distributions on the trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions will be cumulative;

•

the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the trust;

•

the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period within which, and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which the trust preferred securities will be issuable;

•

the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities as a condition to a specified action or amendment to the relevant declaration of trust;

•

whether the trust preferred securities will be convertible into or exchangeable for our common stock or preferred stock to the same extent and on the same terms as the underlying junior subordinated debt securities held by the trust, if applicable;

•	whether any remarketing or extension features will apply to the trust preferred securities; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

Distributions

When this prospectus refers to any payment of distributions, distributions include any interest payable unless otherwise stated. When, as and if available for payment, distributions will be made by the institutional trustee, except as otherwise described below.

Distributions will be cumulative, will accumulate from the original issue date (unless otherwise specified in the prospectus supplement) and will be payable on the dates specified in the prospectus supplement. The distribution rate and the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate and distribution dates and other payment dates on the related junior subordinated debt securities.

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debt securities for an extension period of up to the number of consecutive interest payment periods specified in the applicable prospectus supplement as described under “Description of the Junior Subordinated Debt Securities—Option to Extend Interest Payment Period.” Distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement during any extension period.

Redemption

Unless otherwise provided in the applicable prospectus supplement, a trust may not redeem its trust preferred securities, except upon the occurrence of a special event, until the optional redemption date specified in such prospectus supplement. On or after such date, or upon the occurrence of a special event, upon any permitted redemption by us of any junior subordinated debt securities, the applicable trust will apply the proceeds from such redemption to redeem the corresponding trust preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debt securities redeemed. The redemption price for any trust preferred securities so redeemed will be equal to their liquidation amount plus any accumulated and unpaid distributions on the securities redeemed to the date of redemption. A special event will result from certain changes in law or interpretation that will be described in the applicable prospectus supplement, which may include changes in tax, investment company or bank regulatory law or interpretation.

Except to the extent described under “—Ranking of Common Securities” below, the trust preferred securities and the common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding. If required, we will obtain the prior approval of the Board of Governors of the Federal Reserve System, or Federal Reserve, before exercising the redemption rights described in the preceding paragraph. The specific procedures relating to the redemption of the trust preferred securities are set forth below.

Redemption Procedures

Because the trust preferred securities will be issued in the form of global securities held by The Depository Trust Company, or DTC, the following description relates to the procedures applicable to global securities. Please read “Book-Entry Procedures and Settlement” for more information about global securities.

The institutional trustee will give each holder of trust preferred securities at least 30, but not more than 60 days’ notice of any redemption of trust preferred securities of such series, which notice will be irrevocable. If the institutional trustee gives a notice of redemption of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, unless otherwise specified in the applicable prospectus supplement, the institutional trustee will deposit irrevocably with DTC or its nominee, funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption or repayment of the corresponding junior subordinated debt securities. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities.

If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the trust preferred securities called for redemption and all rights of the holders of such trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to a guarantee as described under “Description of the Trust Preferred Guarantees,” distributions on such trust preferred securities will continue to accrue at the distribution rate for such trust preferred securities, unless otherwise specified in the applicable prospectus supplement, from the redemption date originally established by the applicable trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution or exchange of junior subordinated debt securities to holders of trust preferred securities shall be made to the applicable record holders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day before the redemption date or liquidation date, as applicable, so long as the securities are in book-entry form.

If a trust redeems less than all of its trust securities on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the trust securities. In the case of trust preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee.

Distribution of the Junior Subordinated Debt Securities

Unless stated otherwise in the applicable prospectus supplement, we will have the right at any time to elect to dissolve a trust by causing the junior subordinated debt securities it holds to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. If we elect to dissolve a trust, the junior subordinated debt securities will be distributed to the holders of related trust securities in exchange therefor, and thereupon the trust shall dissolve.

If the applicable junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will attempt to cause the junior subordinated debt securities to be listed on the New York Stock Exchange or on such other exchange as the trust preferred securities are then listed.

After the date for any distribution of junior subordinated debt securities upon dissolution of any trust:

•	the trust preferred securities of such trust will no longer be deemed to be outstanding;

•

the securities depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution; and

•

any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities until such certificates are presented to us or our agent for transfer or reissue.

There can be no assurance as to the market prices for either the trust preferred securities or the junior subordinated debt securities that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a trust were to occur. This means that the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt securities that an investor may receive if a dissolution and liquidation of the trust were to occur, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Liquidation Distribution Upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of a trust, the holders of the trust preferred securities will be entitled to receive the stated liquidation amount of their securities plus accrued and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the trust preferred securities junior subordinated debt securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities outstanding at such time. See “—Distribution of the Junior Subordinated Debt Securities” above.

If this distribution can be paid only in part because a trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth below under “—Ranking of Common Securities.”

Pursuant to the applicable declaration of trust, a trust will dissolve:

(1)	unless earlier dissolved, on the expiration of the term of such trust;

(2)	upon the bankruptcy of us or the holder of the common securities;

(3)	upon (a) the filing of a certificate of dissolution or its equivalent regarding the holder of the common securities or us or (b) the revocation of the charter of the holder of common securities or of our charter and the expiration of 90 days after the date of such action without a reinstatement thereof;

(4)	upon the distribution of junior subordinated debt securities to holders of trust preferred securities after an election by us to make such a distribution and dissolve the trust;

(5)	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the trust;

(6)	before the trust issues any trust securities, with the consent of the administrative trustees and the Corporation; or

(7)	upon the redemption of all the trust securities of such trust.

Ranking of Common Securities

In connection with the issuance of trust preferred securities, each trust will also issue a series of common securities to us. Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable declaration of trust relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a declaration of trust resulting from an event of default under the junior subordinated indenture, we as holder of the trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated, as described under “—Declaration Defaults” below.

Declaration Defaults

An “indenture default” is a default under a junior subordinated indenture and also constitutes a “declaration default,” which is an event of default under a declaration of trust relating to the trust securities. Pursuant to each declaration of trust, any holder of the common securities will be deemed to have waived any declaration defaults relating to the common securities until all declaration defaults relating to the trust preferred securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the trust preferred securities have been so cured, waived or otherwise eliminated, the institutional trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities. Only the holders of the trust preferred securities will have the right to direct the institutional trustee as to matters under the applicable declaration of trust, and therefore the junior subordinated indenture. If any declaration default relating to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the applicable declaration of trust, such waiver will also constitute a waiver of such declaration default relating to the common securities for all purposes under the applicable declaration of trust without any further act, vote or consent of the holders of common securities. See “—Voting Rights.”

If the institutional trustee fails to enforce its rights under the junior subordinated debt securities, any holder of trust preferred securities may directly institute a legal proceeding against us to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of trust preferred securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest on junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the junior subordinated debt securities. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debt securities or (2) sue us to enforce the institutional trustee’s rights under the junior subordinated debt securities.

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration of trust to the extent of any payment made by us to such holder of trust preferred securities in such direct action. This means that we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Upon the occurrence of an indenture event of default, as described under “Description of the Junior Subordinated Debt Securities—Indenture Events of Default,” the institutional trustee as the sole holder of the junior subordinated debt securities will have the right under the junior subordinated indenture to declare the principal of and interest on the junior subordinated debt securities to be immediately due and payable.

The Corporation and each trust are each required to file annually with the institutional trustee an officers’ certificate as to their compliance with all conditions and covenants under the applicable declaration of trust.

Merger, Consolidation and Amalgamation

A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. A trust may, with the consent of the administrative trustees and without the consent of the holders of the trust securities, the Delaware trustee, or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(1)	such successor entity either:

(a)	expressly assumes all of the obligations of the trust under the trust securities; or

(b)	substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(2)	we, as issuer of the junior subordinated debt securities, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debt securities;

(3)	immediately following such merger, consolidation, amalgamation or replacement, the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted, if any;

(4)	such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

(5)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, the trust has received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that:

(a)	such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, or the Investment Company Act; and

(c)	following such merger, consolidation, amalgamation or replacement, the trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8)	we guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Voting Rights

Except as described in this prospectus under “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and except as provided under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation, or the Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the trust securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee, as holder of the junior subordinated debt securities, to:

(1)	direct any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee with respect to the junior subordinated debt securities;

(2)	waive any past indenture default that may be waived under the junior subordinated indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the corresponding junior subordinated debt securities; or

(4)	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

If a default under a junior subordinated indenture has occurred, we, as holder of the common securities of the applicable trust, will be restricted in our ability to direct the institutional trustee, as described under “—Declaration Defaults” above.

The institutional trustee is required to notify all holders of the trust preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the default also constitutes a declaration default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the institutional trustee is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. Then, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the junior subordinated indenture would require the consent of a super majority, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture default by the institutional trustee at the direction of the holders of the trust preferred securities will constitute a waiver of the corresponding declaration default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of trust preferred securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute junior subordinated debt securities in accordance with the declaration of trust.

Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the trust preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, these trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

Amendment of Declarations of Trust

The administrative trustees may generally amend a declaration of trust without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the rights, privileges or preferences of any holder of trust preferred securities. In particular, the administrative trustees may amend a declaration of trust to:

•

cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which may not be inconsistent with the other provisions of such declaration of trust;

•

modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•	add to our covenants, restrictions or obligations;

•	maintain the qualification of such declaration of trust under the Trust Indenture Act; or

•	modify, eliminate or add to any provision of such declaration of trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be affected.

If any proposed amendment provides for, or the administrative trustees otherwise propose to effect,

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities of the trust, whether by way of amendment to the declaration of trust or otherwise or

(2)	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities of such trust, voting together as a single class, will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities of the trust, voting together as a single class. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of trust securities.

Despite the foregoing, no amendment or modification may be made to a declaration of trust if such amendment or modification would:

•	cause the applicable trust to be classified for United States federal income tax purposes as other than a grantor trust,

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

•	cause the applicable trust to be deemed an “investment company” which is required to be registered under the Investment Company Act.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates as specified under “Book-Entry Procedures and Settlement”.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the institutional trustee and any co-paying agent chosen by the institutional trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, to the institutional trustee and to us. In the event that the institutional trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the administrative trustees, or an agent designated by the administrative trustees for a trust will act as registrar and transfer agent for the trust preferred securities issued by that trust.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Institutional Trustee

The institutional trustee for each trust holds title to the junior subordinated debt securities purchased by the trust for the benefit of the holders of the trust’s trust securities. In that capacity, the institutional trustee has the power to exercise all rights, power and privileges as a holder under the junior subordinated indenture pursuant to which the junior subordinated debt securities are issued. In addition, the institutional trustee has exclusive control of a segregated non-interest-bearing account of the trust, in which all payments made on the junior subordinated debt securities will be held for the benefit of the holders of the applicable trust preferred securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities out of funds in that account.

Prior to the occurrence and during the continuance of an event of default under the applicable declaration of trust, the institutional trustee will undertake to perform only such duties as are specifically set forth in the applicable declaration of trust. After a default, the institutional trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs.

However, the institutional trustee is under no obligation to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of trust preferred securities unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. Despite the foregoing, the holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration default.

If no declaration default has occurred and is continuing and the institutional trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under such declaration of trust to vote, then the institutional trustee will take such action as is directed by us and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the institutional trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees for any trust are authorized and directed to conduct the affairs of and to operate that trust in such a way that it:

•	will not be required to register as an “investment company” under the Investment Company Act;

•	will not cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes; and

•	cooperates with us to cause the junior subordinated debt securities held by that trust to be treated as indebtedness of ours for United States federal income tax purposes.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

The declarations of trust will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

The following description of the terms and provisions of our junior subordinated debt securities summarizes the general terms that will apply to each series of junior subordinated debt securities that will be issued and sold by us and purchased by the trust that issues the corresponding series of trust preferred securities. Each prospectus supplement will describe the specific terms of the series of junior subordinated debt securities through that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

Unless otherwise specified in the applicable prospectus supplement, each time a trust issues a series of trust preferred securities, we will issue a new series of junior subordinated debt securities. Each series of junior subordinated debt securities will be issued under a corresponding indenture between us and the indenture trustee, as may be supplemented from time to time by one or more supplemental indentures (each, a “junior subordinated indenture”). There is no limit on the aggregate principal amount of junior subordinated debt securities we may issue, and we may issue the junior subordinated debt securities from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors. Each purchaser should read the applicable junior subordinated indenture for additional information before purchasing any trust preferred securities.

General

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust preferred securities and common securities that the applicable trust issues. The applicable trust will use the proceeds of the issuance and sale of the trust securities to purchase the corresponding junior subordinated debt securities from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debt securities will correspond to the distribution payment provisions of the corresponding series of trust preferred securities.

Each series of junior subordinated debt securities will be unsecured and, unless stated otherwise in the applicable prospectus supplement, will rank equally with all of our other series of junior subordinated debt securities. Each series of junior subordinated debt securities, will be subordinated to all of our existing and future “Senior Indebtedness,” as such term is defined in the applicable prospectus supplement.

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities owned by that trust may be distributed to the holders of trust preferred securities in liquidation of that trust, provided that any required regulatory approval is obtained.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. The terms will include some or all of the following:

•

the title and type of the junior subordinated debt securities of the series, which will distinguish the junior subordinated debt securities of the series from all other junior subordinated debt securities;

•	any limit on the total principal amount of the junior subordinated debt securities of the series;

•	the price at which the junior subordinated debt securities of the series will be issued;

•	the date or dates on which the principal of and any premium on the junior subordinated debt securities of the series will be payable;

•	the maturity date or dates of the junior subordinated debt securities of the series or the method by which those dates can be determined;

•	if the junior subordinated debt securities of the series will bear interest:

•	the interest rate on the junior subordinated debt securities of the series or the method by which the interest rate may be determined;

•	whether payment of interest will be contingent in any respect and/or the interest rate reset;

•	the date from which interest will accrue;

•	the record and interest payment dates for the junior subordinated debt securities of the series;

•	the circumstances under which we may defer interest payments; and

•	any remarketing or extension features of the junior subordinated debt securities of the series;

•	the place or places where:

•	payments of principal of and premium, if any, and interest on the junior subordinated debt securities of the series will be payable;

•	the junior subordinated debt securities of the series can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the junior subordinated debt securities of the series and under the applicable junior subordinated indenture;

•

the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, repay or purchase the junior subordinated debt securities of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debt securities of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	any sinking fund provisions that would obligate us to redeem the junior subordinated debt securities of the series before their final maturity;

•

whether the junior subordinated debt securities of the series will be convertible into or exchangeable for shares of common stock or shares of preferred stock and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock, the terms of such preferred stock;

•

the additions or changes, if any, to the applicable junior subordinated indenture regarding the junior subordinated debt securities of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debt securities of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the denominations in which any junior subordinated debt securities of the series will be issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debt securities of the series will be payable, or in which the junior subordinated debt securities of the series will be denominated;

•

any circumstances under which the junior subordinated debt securities of the series may be paid in a currency other than the currency in which the junior subordinated debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Satisfaction and Discharge” apply to the junior subordinated debt securities of the series;

•

any events of default which will apply to the junior subordinated debt securities of the series in addition to those contained in the applicable junior subordinated indenture and any events of default contained in the applicable junior subordinated indenture which will not apply to the junior subordinated debt securities of the series;

•

if other than the principal amount, the portion of the principal amount of junior subordinated debt securities of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debt securities of the series;

•

any additions or changes to or deletions of the covenants contained in the applicable junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•

whether any junior subordinated debt securities of the series will be issuable in whole or in part in the form of one of more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•

whether the junior subordinated debt securities of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debt securities of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•	the identity of the security registrar and paying agent for the junior subordinated debt securities of the series if other than the institutional trustee;

•	any special tax implications of the junior subordinated debt securities of the series;

•	any special provisions relating to the payment of any additional amounts on the junior subordinated debt securities of the series;

•	the terms of any securities being offered together with or separately from the junior subordinated debt securities of the series;

•

the terms and conditions of any obligation or our right or the right of a holder to convert or exchange the junior subordinated debt securities of the series into trust preferred securities or other securities; and

•	any other terms of the junior subordinated debt securities of the series.

Whenever the term “holder” is used in this prospectus with respect to a registered junior subordinated debt security, it refers to the person in whose name such junior subordinated debt security is registered in the security register.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debt securities will be subordinated and junior in right of payment to all our existing and future Senior Indebtedness (as such term is defined in the applicable prospectus supplement).

This means that no payment of principal, including redemption payments, premium, if any, or interest on the junior subordinated debt securities may be made if:

•	any of our Senior Indebtedness has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any of our Senior Indebtedness has been accelerated because of a default.

Upon any payment by us or distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities are entitled to receive or retain any payment.

Conversion or Exchange

The terms on which a series of junior subordinated debt securities may be convertible or exchangeable into trust preferred securities, our common stock, preferred stock or other securities will be set forth in the applicable prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities shall be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Redemption

Unless stated otherwise in the accompanying prospectus supplement, we shall have the right to redeem junior subordinated debt securities as described above under “Description of the Trust Preferred Securities—Redemption.” The redemption price for any junior subordinated debt securities so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable prospectus supplement states differently.

Option to Extend Interest Payment Period

If provided in the applicable prospectus supplement, we will have the right from time to time to defer interest payments by extending the interest payment period for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit a deferral of interest payments will be described in the applicable prospectus supplement.

If the institutional trustee is the sole holder of the series of junior subordinated debt securities for which we are deferring interest, we will give the administrative trustees and the institutional trustee notice of our selection of an extension period at least one business day prior to the earlier of:

(1)	the date distributions on the corresponding trust preferred securities would be payable, if not for such extension period, or

(2)	the date the administrative trustees of the applicable trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the corresponding trust preferred securities of the record date or the date such distributions would be payable, if not for such extension period, but in any event at least one business day prior to such record date.

The administrative trustees will give notice of our selection of such extension period to the holders of the corresponding trust preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debt securities for which we are deferring interest, we will give the holders of the junior subordinated debt securities notice of our selection of the extension period ten business days prior to the earlier of:

(1)	the next succeeding interest payment date; or

(2)	the date upon which we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the junior subordinated debt securities of the record or payment date of such related interest payment.

Indenture Events of Default

Each junior subordinated indenture will provide that the following are indenture events of default relating to the junior subordinated debt securities:

(1)	failure to pay in full interest accrued (including any interest accrued on deferred payments) on any junior subordinated debt security upon the conclusion of a period of consecutive interest payment periods (such period to be stated in the applicable prospectus supplement) commencing with the earliest quarterly or semi-annual period for which interest has not been paid in full and continuance of such failure to pay for a period of 30 days;

(2)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all outstanding trust preferred securities, or (iii) certain mergers, consolidations or amalgamations;

(3)	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; or

(4)	any other indenture event of default that may be specified for the junior subordinated debt securities of a series when that series is created.

If any indenture event of default shall occur and be continuing, either the indenture trustee or the holders of 25% or more in principal amount of the junior subordinated debt securities, will have the right to declare the principal of and the interest on the junior subordinated debt securities, including any accrued and unpaid interest (including any additional amounts, as defined in the applicable prospectus supplement), and any other amounts payable under the junior subordinated indenture to be immediately due and payable. The indenture trustee may also enforce its other rights as a creditor relating to the junior subordinated debt securities.

Indenture Defaults

Each junior subordinated indenture will provide that the following are “indenture defaults” relating to the junior subordinated debt securities:

(1)	an indenture event of default, as described above;

(2)	a default in the payment of the principal of, or premium, if any, on any junior subordinated debt security when payable, whether at its final maturity or upon redemption or otherwise;

(3)	a default for 30 days in the payment of any installment of interest on any junior subordinated debt security;

(4)	a default by us for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debt securities; and

(5)	the applicable trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust securities in liquidation or redemption of their interests in the trust upon a special event, (ii) the redemption of all of the outstanding trust preferred securities of such trust or (iii) certain mergers, consolidations or amalgamations of the trust.

There is no right of acceleration with respect to indenture defaults, except for indenture defaults that are also indenture events of default, as defined above. An indenture default will also constitute a declaration default. The holders of trust preferred securities in limited circumstances will have the right to direct the indenture trustee to exercise their rights as the holders of the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest or extension of interest payment period on the junior subordinated debt securities made in accordance with any interest deferral provisions of the corresponding prospectus supplement will not constitute a default under any junior subordinated indenture.

The indenture trustee may withhold notice to the holders of the junior subordinated debt securities of any default with respect thereto, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of such holders.

Enforcement of Rights by Holders of Trust Preferred Securities

If a default occurs under any junior subordinated indenture and that default is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debt securities when due, then if the junior subordinated debt securities are held by a trust, a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Consolidation, Merger and Sale of Assets

Each junior subordinated indenture will provide that we will not consolidate or merge with another corporation or convey, transfer or lease our assets substantially as an entirety unless:

•

the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest (including additional amounts) on all junior subordinated debt securities issued thereunder and the performance of every other covenant of the junior subordinated indenture on our part;

•	immediately thereafter no default and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•

we have delivered to the indenture trustee an officer’s certificate stating that such merger, conveyance, transfer or lease and any supplemental junior subordinated indenture will comply with the terms of the junior subordinated indenture.

Upon any such consolidation, merger, conveyance, transfer or lease, the successor corporation shall succeed to and be substituted for us under the junior subordinated indenture. Thereafter we shall be relieved of all obligations and covenants under the junior subordinated indenture and the junior subordinated debt securities. See “Description of the Trust Preferred Securities—Merger, Consolidation or Amalgamation” above.

Certain Covenants

Unless stated otherwise in the applicable prospectus supplement, so long as any trust has trust preferred securities outstanding, we will covenant in each junior subordinated indenture to:

(1)	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor succeeds to our ownership of the common securities;

(2)	not voluntarily dissolve, wind-up or terminate the trust, except in connection with:

(a)	a distribution of junior subordinated debt securities; or

(b)	mergers, consolidations or amalgamations of the trust permitted by the declaration of trust;

(3)	timely perform our duties as sponsor of the trust; and

(4)	use our reasonable efforts to cause the trust to:

(a)	remain a statutory trust, except in connection with the distribution of junior subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of such trust, or mergers, consolidations or amalgamations of the trust, each as permitted by the declaration of trust of such trust, and

(b)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modifications and Amendments

Without the consent of any holders of junior subordinated debt securities, we and the indenture trustee may through supplemental indentures make certain modifications and amendments to a junior subordinated indenture to add covenants for the benefit of holders of all or any series of junior subordinated debt securities, to add additional defaults, to change or eliminate provisions of such indenture when no junior subordinated debt security of any series created prior thereto is entitled to the benefit of such provision, to cure ambiguities, correct or supplement any defects or inconsistent provisions or make any other provision provided that such cure, correction, supplement or provision does not materially adversely affect the interests of the holders of any junior subordinated debt securities, and for certain other specified purposes.

We and the trustees, with the consent of the holders of at least a majority in aggregate principal amount of the junior subordinated debt securities of a series that are affected by the modification, may modify the applicable junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of such junior subordinated debt securities. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debt security affected thereby:

(1)	change the date on which principal of or interest on such securities is due and payable;

(2)	reduce the rate of interest on such securities;

(3)	reduce the principal amount of such securities or the premium, if any, on such securities;

(4)	change the place any principal, premium or interest is payable;

(5)	change the currency in which any such securities or any interest thereon are payable; or

(6)	impair the right of holders of trust preferred securities to take direct action against us as described under “Description of the Trust Preferred Securities—Declaration Defaults.”

In addition, a junior subordinated indenture may not be amended without the consent of each holder of junior subordinated debt securities affected thereby to modify the subordination of the junior subordinated debt securities issued under that junior subordinated indenture in a manner adverse to the holders of the junior subordinated debt securities.

Satisfaction and Discharge

A junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under such junior subordinated indenture when all junior subordinated debt securities issued under such indenture not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their final maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, subject to prior approval of the Federal Reserve, if required, we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series and any other amounts payable under the junior subordinated indenture, and we have provided the indenture trustee with an officer’s certificate and opinion of counsel stating that the applicable terms of the junior subordinated indenture have been complied with.

Book-Entry and Settlement

Unless stated otherwise in the applicable prospectus supplement, if junior subordinated debt securities are distributed to holders of trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of a trust as a result of the occurrence of a special event, the junior subordinated debt securities will be issued in the form of one or more global certificates registered in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.” Except under certain limited circumstances described in the applicable prospectus supplement, junior subordinated debt securities represented by a global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debt securities in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debt securities in definitive form and will not be considered the holders, as defined in the applicable junior subordinated indenture, of the global security for any purpose under the applicable junior subordinated indenture. A global security representing junior subordinated debt securities is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the junior subordinated indenture.

The Depositary

If junior subordinated debt securities are distributed to holders of trust preferred securities in liquidation of such holders’ interests in the applicable trust, DTC will act as securities depositary for the junior subordinated debt securities. As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Procedures and Settlement.”

None of the Corporation, any trust, any paying agent or any other agent we may appoint nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than the depositary or its nominee only if:

•

the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and in either case we fail to appoint a successor depositary within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•

there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated debt securities determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debt securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants relating to ownership of beneficial interests in such global security.

Information Regarding the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by any junior subordinated indenture at the request of any holder of the junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

Each junior subordinated indenture will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

Unless stated otherwise in the applicable prospectus supplement, each junior subordinated indenture will provide that we will pay all fees and expenses related to:

(1)	the offering of the junior subordinated debt securities and the corresponding trust securities;

(2)	the organization, maintenance and dissolution of each trust;

(3)	the retention of the trustees; and

(4)	the enforcement by the institutional trustee of the rights of the holders of the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of the general terms that apply to the trust preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust preferred securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. Each purchaser should read the applicable trust preferred securities guarantee for additional information before purchasing any trust preferred securities.

References to the “junior subordinated debt securities” owned by a trust means the junior subordinated debt securities issued by us and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the applicable trust preferred securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available for distributions;

(2)	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

(3)	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities, the redemption of all of the outstanding trust preferred securities of such trust, or certain mergers, amalgamations or consolidations, the lesser of:

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment to the extent such trust has funds available; and

(b)	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions, except to the extent a trust shall have funds available for such payments and shall have not applied such funds to make required payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on its trust preferred securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the trust preferred securities guarantee. See “—Status of the Trust Preferred Securities Guarantees” below. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated indenture under which the related junior subordinated debt securities are issued and the related declaration of trust, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a junior subordinated basis of payments due on the related trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to its common securities to the same extent of the trust preferred securities.

Status of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will be unsecured and will rank subordinate and junior in right of payment to all of our Senior Indebtedness in the same manner as our junior subordinated debt securities as set forth in the applicable junior subordinated indenture.

Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under such guarantee without suing any other person or entity. Each trust preferred securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the corresponding junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable trust preferred securities.

Termination of the Trust Preferred Securities Guarantees

Each trust preferred securities guarantee will terminate:

(1)	upon full payment of the redemption price of all related trust preferred securities of the applicable trust;

(2)	upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities; or

(3)	upon full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation of the trust.

A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under each trust preferred securities guarantee will occur if we fail to make our required payments or perform any of our other obligations under such trust preferred securities guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to a guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantees.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the applicable trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of the related trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

We and or our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under any junior subordinated debt securities, junior subordinated indenture, declaration of trust and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of any trust’s obligations under its trust preferred securities. If and to the extent that we do not make payments on the junior subordinated debt securities, a trust will not pay distributions or other amounts due on the trust preferred securities. Each guarantee does not cover payment of distributions when a trust does not have sufficient funds to pay such distributions. In such an event, a holder of trust preferred securities may institute an action directly against us to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•

the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under such trust preferred securities; and

•	each declaration of trust will provide that the applicable trust will not engage in any activity that is not consistent with the limited purpose of such trust.

Notwithstanding anything to the contrary in the applicable junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the applicable guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under a declaration of trust only if a declaration default has occurred and is continuing and is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable.

A default or event of default under any of our Senior Indebtedness will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, our Senior Indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the junior subordinated debt securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debt securities would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated debt securities could be made by us unless holders of our Senior Indebtedness are paid in full. See “Description of Junior Subordinated Debt Securities—Subordination” above.

Limited Purpose of Trust

The trust preferred securities will evidence a beneficial interest in a trust, and such trust will be created for the sole purpose of issuing the trust preferred securities and common securities and investing the proceeds thereof in the junior subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debt securities will be that a holder of junior subordinated debt securities will be entitled to receive from us the principal amount of and interest accrued on the junior subordinated debt securities, while a holder of trust preferred securities will be entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or amounts received from us under the applicable guarantee, if and to the extent a trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of any trust involving the liquidation of the junior subordinated debt securities, the holders of the trust preferred securities of such trust are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust, as provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon our voluntary or involuntary liquidation or bankruptcy, the institutional trustee, as holder of the junior subordinated debt securities, would be our junior subordinated creditor, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of our common or preferred stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than a trust’s obligations to the holders of the trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF PREFERRED STOCK

Our Restated Certificate of Incorporation authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of the date of this prospectus, 3,555,199 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A are outstanding. You should refer to the Certificate of Designations for our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which is incorporated by reference herein, for a description of this series of preferred stock.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary referred to under “Description of Depositary Shares,” on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or noncumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of COBNA and CONA to pay dividends to the Corporation. The ability of the Corporation, COBNA and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including COBNA and CONA, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The particular terms of any depositary shares and any depositary receipts we offer will be described in the related prospectus supplement. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of March 31, 2009, 442,540,141 shares were issued. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and nonassessable.

The following summary is not complete, and you should refer to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and Restated Bylaws for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation or the Restated Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders. Directors in uncontested elections shall be elected by a majority of votes cast; however, in contested elections, a plurality standard shall apply. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the shares voting in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

Distribution

Common stock dividends are subject to preferences, if any, on any outstanding shares of preferred stock. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to common stockholders.

Anti-Takeover Provisions of the Restated Certificate of Incorporation and Restated Bylaws

Certain provisions in our Restated Certificate of Incorporation and Restated Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. The Restated Certificate of Incorporation and Restated Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Classified Board of Directors. Our Board, other than directors elected by any series of preferred stock, is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The class of directors elected at each annual meeting is elected for a three-year term. Some practical effects of these classification provisions are the following:

•

It will take at least two annual meetings of stockholders, instead of one, to elect a majority of the Board. This delay ensures that our directors, if confronted by a stockholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal and any available alternatives before they act in what they believe to be the best interests of the stockholders. However, even if a change in the composition of the Board would be beneficial to us and our stockholders, it will take at least two annual meetings of stockholders to make this change.

•

A classified Board may discourage third-party proxy contests, tender offers or attempts to obtain control of the Corporation. This will happen even if an attempt might be beneficial to us and our stockholders. Therefore, there is an increased likelihood that incumbent directors will retain their positions.

•

A classified Board discourages accumulations of large blocks of our stock by purchasers whose objective is to take control of the Board. This could reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks of stock. Stockholders therefore might not have opportunities to sell their shares of common stock at the higher market price that an accumulation of stock could create.

Number of Directors; Removal; Filling Vacancies. Generally, our Board must consist of between three and seventeen directors, and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office. Therefore, unless the Restated Bylaws are amended, the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our Restated Certificate of Incorporation and Restated Bylaws provide that, subject to the rights of holders of preferred stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all of the then-outstanding shares of stock entitled to vote generally in the election of directors.

No Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Under circumstances described in the Restated Bylaws, special meetings of stockholders can be called by the Chairman of the Board or by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting.

The provisions prohibiting stockholder action by written consent and prohibiting stockholders from calling a special meeting could delay consideration of a stockholder proposal until our next annual meeting. This would prevent the holders of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder cannot force stockholder consideration of a proposal over the opposition of the Chairman and the Board by calling a special meeting of stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chairman, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must also contain certain information described in the Restated Bylaws. You should refer to our Restated Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in the Restated Bylaws include:

•	the Board will have a longer period to consider the qualifications of the proposed nominees and, if deemed necessary or desirable, to inform stockholders about the qualifications;

•

there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, including any Board recommendations; and

•

contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least 75% of our voting stock, voting together as a single class, including 75% of our voting stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise. This affirmative vote is not required in two situations. First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then outstanding voting stock;

•

is an affiliate of us and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then-outstanding voting stock; or

•

owns any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of non-public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

We indemnify our officers and directors against lawsuits by third parties to the fullest extent of the law. We may agree with any person to provide an indemnification greater than or different from the indemnification provided by the Restated Certificate of Incorporation.

Amendments. The Restated Certificate of Incorporation generally may be amended with a majority vote of the stockholders, but some provisions, including some of the provisions discussed above, can only be amended with an affirmative vote of the holders at least 80% of the then-outstanding voting stock. The Restated Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 80% of the then outstanding voting stock is required. These 80% vote requirements prevent a stockholder with only a majority of the common stock from circumventing the requirements of the Restated Bylaws or certain provisions of the Restated Certificate of Incorporation by simply amending or repealing them.

Anti-Takeover Legislation

We are a Delaware corporation and are governed by Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Although stockholders may elect to exclude a corporation from Section 203’s restrictions, our Restated Certificate of Incorporation and Restated Bylaws do not exclude us from Section 203’s restrictions. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the Board, since Section 203 does not require stockholder approval for a corporation to engage in any business combination with any interested stockholder, if the board of directors prior to the time that such stockholder became an interested stockholder approved either the business combination or the transaction in which the stockholder became an interested stockholder. Business combinations are discussed more fully above.

Dividend Reinvestment Plan

Our dividend reinvestment and stock purchase plan (as amended and supplemented, the “DRIP Program”) provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to a minimum monthly limit of $50 and a maximum monthly limit of $10,000. Optional cash investments in excess of $10,000 may be made only with our express permission, and, in our sole discretion, we may grant a discount for such optional cash investments (from 0% to 5%). We use proceeds from the DRIP Program for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of the items specified above may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as parts of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we may require.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, the items specified above, and the nature and amount of each of those items or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not;

•

whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each purchase contract agreement and, if applicable, collateral arrangements relating to such purchase contracts. An investment in purchase contracts may involve special risks, including risks associated with indexed securities or currency related risks if the purchase contract or the related security is linked to an index or is payable in or linked to a non-U.S.-dollar currency.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock of the Corporation. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants we offer described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preferred stock or common stock, or of the preferred stock underlying any depositary shares, purchasable upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

THE TRUSTS

The following description summarizes the formation, purposes and material terms of each trust. See “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Debt Securities” and “Description of the Trust Preferred Securities Guarantees” for more information on the following:

•	the trust preferred securities to be issued by each trust;

•	the junior subordinated debt securities to be issued by us to each trust and the applicable junior subordinated indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the trust preferred securities; and

•	the relationship among the trust preferred securities, the corresponding junior subordinated debt securities and the guarantees.

Each trust is a statutory trust created under Delaware law pursuant to:

•	a declaration of trust executed by us, as sponsor of such trust, and the Delaware trustee, the institutional trustee and the administrative trustees of such trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust may use this prospectus and the applicable prospectus supplement to offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable trust, which we call “trust preferred securities.” In addition to trust preferred securities offered to the public, each trust will sell common securities representing common beneficial interests in such trust to us and we call these securities “common securities.” All of the common securities of each trust will be owned by us. The common securities and the trust preferred securities are also referred to together as the “trust securities.”

Before trust securities are issued, the original declaration of trust for the relevant trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with the registration statement of which this prospectus forms a part. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of those trust securities to acquire corresponding junior subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

Each trust will own only the applicable series of corresponding junior subordinated debt securities. The payment terms of the corresponding junior subordinated debt securities will be substantially the same as the terms of that trust’s trust preferred securities. The only source of funds for each trust will be the payments it receives from us on the corresponding junior subordinated debt securities. Each trust will use these funds to make any cash payments due to holders of its trust preferred securities.

The common securities of a trust will rank equally, and payments on them will be made pro rata, with the trust preferred securities of that trust, except that upon the occurrence and continuance of an event of default under a declaration of trust of such trust resulting from an event of default under the applicable junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities of that trust. See “Description of the Trust Preferred Securities—Ranking of Common Securities.” We

will acquire common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each trust. The prospectus supplement relating to any trust preferred securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debt securities that we sold to a trust. If this happens, such trust will redeem a like amount of the trust preferred securities that it sold to the public and the common securities that it sold to us.

Under certain circumstances, we may dissolve a trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the related trust preferred securities. If this happens, owners of such trust preferred securities will no longer have any interest in such trust and will own only the corresponding junior subordinated debt securities we issued to the trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each trust’s business and affairs will be conducted by its trustees;

•	the trustees for each trust will be appointed by us as holder of the common securities;

•

the trustees for each trust will be The Bank of New York Mellon Trust Company, N.A., as institutional trustee, BNY Mellon Trust of Delaware, as Delaware trustee and the administrative trustees, who will be employees or officers of the Corporation or an affiliate of ours. The Bank of New York Mellon Trust Company, N.A., as institutional trustee, will act as sole indenture trustee under each declaration of trust and will act as trustee under the guarantees for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon will also act as trustee under the applicable junior subordinated indenture;

•

if an event of default under the declaration of trust for a trust has occurred and is continuing, the holders of a majority in liquidation amount of the related trust preferred securities will be entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee for such trust;

•	under all circumstances, only the holder of the common securities has the right to vote for, appoint, remove or replace the administrative trustees;

•	the duties and obligations of each trustee are governed by the applicable declaration of trust; and

•

we will pay all fees and expenses related to each trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is located at 1680 Capital One Drive, McLean, Virginia 22102, and the telephone number for each trust is (703) 720-1000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, each series of debt securities or trust preferred securities will be book-entry securities. All book-entry securities of the same issue initially will be represented by one or more fully registered global securities without interest coupons. Each global security will be deposited upon issuance with, or on behalf of, The Depository Trust Company, as depositary (“DTC”), and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of these debt securities or trust preferred securities and will be considered the sole owner of the securities for purposes of the senior or subordinated indenture or the applicable declaration of trust.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

DTC has also advised us that, upon the issuance of the global securities evidencing a series of debt securities or trust preferred securities, it will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the debt securities or trust preferred securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or trust preferred securities represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities or trust preferred securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the applicable indenture or declaration of trust. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or declaration of trust. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the applicable indenture or declaration of trust, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities or trust preferred securities, payment of principal and interest on such debt securities or of distributions on trust preferred securities that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the debt securities or trust preferred securities. Under the terms of the indenture, DTC and the trustee will treat the persons in whose names the debt securities or trust preferred securities, including the global securities, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any indenture trustee, nor any agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of principal or interest in respect of the global securities, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global securities held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any indenture trustee, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the debt securities or trust preferred securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder debt securities only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related debt securities or trust preferred securities in certificated form and will not be considered the holders of the related debt securities or trust preferred securities for any purpose under the applicable indenture or declaration of trust, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable indenture or declaration of trust. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for debt securities in certificated form, and to distribute such debt securities to the participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon certain legal matters in connection with the securities and Richards, Layton & Finger, P.A. will pass upon certain legal matters in connection with Delaware law. Gibson, Dunn & Crutcher LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Morrison & Foerster LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.